Exhibit 99.2

AFFYMETRIX, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 5, 2008, Affymetrix, Inc. (“Affymetrix”) completed the acquisition of Panomics, Inc., (“Panomics”) a privately held Fremont, California based company for cash consideration of approximately $72.7 million.

The following unaudited pro forma condensed combined financial data was prepared using the purchase method of accounting and was based on the historical financial statements of Affymetrix and Panomics. The unaudited pro forma condensed combined balance sheet as of September 30, 2008 combines the historical Affymetrix and Panomics balance sheets as if the acquisition had closed on September 30, 2008. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the nine months ended September 30, 2008 combine the historical Affymetrix and Panomics statements of operations as if the acquisition had closed on January 1, 2007.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or be indicative of the results of the consolidated results of operations or financial position that would have been reported had the Panomics acquisition been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of the unaudited pro forma financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments such as purchase accounting adjustments, which include, among others, fair value of inventory and fixed assets acquired and amortization charges from acquired intangible assets. The unaudited pro forma condensed combined financial statements do not reflect any cost savings and/or operating efficiencies that we may achieve with respect to the combined companies.

This unaudited pro forma condensed combined financial data should be read in conjunction with the historical financial statements and accompanying notes of Panomics (contained elsewhere in this Form 8-K/A), and Affymetrix’s historical financial statements and accompanying notes appearing in its historical periodic SEC filings including Forms 10-K and 10-Q.

AFFYMETRIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

(in thousands)

As of September 30, 2008

	September 30, 2008
			Pro Forma
	Affymetrix	Panomics	Adjustments		Pro Forma
ASSETS:
Current assets:
Cash and cash equivalents	$315,151	$1,968	$(71,757)	(A)	$245,362
Restricted cash	7,844	50	—		7,894
Available-for-sale securities—short-term portion	256,410	3,985	—		260,395
Accounts receivable, net	63,464	2,009	—		65,473
Inventories	46,373	2,191	778	(H)	49,342
Deferred tax assets—current portion	7,825	—	—		7,825
Prepaid expenses and other current assets	15,732	394	(1,896)	(J)	14,230
Total current assets	712,799	10,597	(72,875)		650,521
Available-for-sale securities—long-term portion	10,938	—			10,938
Property and equipment, net	107,087	440	(72)	(G)	107,455
Acquired technology rights, net	54,859	1,434	14,966	(C)	71,259
Goodwill	193,000	398	51,740	(D)	245,138
Deferred tax assets—long-term portion	45,886	—	—		45,886
Other assets	33,522	135	—		33,657
Total assets	$1,158,091	$13,004	$(6,241)		$1,164,854

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued liabilities	$54,290	$2,291	$924	(B)	$57,505
Term loan- current portion	—	1,309	—		1,309
Payable to Panomics stockholders	—	26	—		26
Deferred revenue—current portion	18,276	—	—		18,276
Total current liabilities	72,566	3,626	924		77,116
Deferred revenue—long-term portion	3,668	—	—		3,668
Other long-term liabilities	10,451	489	—		10,940
Term loan—long-term portion	—	2,024	—		2,024
Convertible notes	436,250	—	—		436,250
Total stockholders’ equity	635,156	6,865	(7,165)	(F)	634,856
Total liabilities and stockholders’ equity	$1,158,091	$13,004	$(6,241)		$1,164,854

AFFYMETRIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	For The Nine Months Ended September 30, 2008
			Pro Forma
	Affymetrix	Panomics	Adjustments		Pro Forma
REVENUE:
Product sales	$203,780	10,668	—		$214,448
Services	23,557	—	—		23,557
Royalties and other revenue	104,338	—	(75)	(E)	104,663
Total revenue	331,675	10,668	(75)		342,668
COSTS AND EXPENSES:
Cost of product sales	90,581	5,057	939	(C)	96,577
Cost of services	18,160	—	—		18,160
Cost of royalties and other revenue	81	—	(75)	(E)	6
Research and development	59,098	4,086	(303)	(C)	62,881
Selling, general and administrative	92,782	6,061	957	(C)	99,800
Acquired in-process technology	5,900	—	—		5,900
Restructuring charges	29,379	—	—		29,379
Total costs and expenses	295,981	15,204	1,518		312,703
Income (loss) from operations	35,694	(4,536)	(1,593)		29,565
Interest income and other, net	10,830	425	—		11,255
Interest expense	(10,634)	(178)	—		(10,812)
Income (loss) before income taxes	35,890	(4,289)	(1,593)		30,008
Income tax provision	(25,093)	—	1,372	(K)	(23,721)
Net income (loss)	$10,797	$(4,289)	$(221)		$6,287

Basic and diluted net income (loss) per common share	$0.16	$(0.39)			$0.09

Shares used in computing basic net income (loss) per common share	68,542	10,927			68,542
Shares used in computing diluted net income (loss) per common share	68,650	10,927			68,780

AFFYMETRIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	For The Year Ended December 31, 2007
			Pro Forma
	Affymetrix	Panomics	Adjustments		Pro Forma
REVENUE:
Product sales	$291,828	$11,130	$—		$302,958
Services	38,074	—	—		38,074
Royalties and other revenue	41,418	—	(72)	(E)	41,346
Total revenue	371,320	11,130	(72)		382,378
COSTS AND EXPENSES:
Cost of product sales	108,884	4,890	2,417	(C), (I)	116,191
Cost of services	29,602	—	—		29,602
Cost of royalties and other revenue	230	—	(72)	(E)	158
Research and development	72,740	6,595	(495)	(C)	78,840
Selling, general and administrative	138,488	7,620	1,576	(C)	147,684
Acquired in-process technology	—	—	300	(F)	300
Restructuring charges	15,296	—	—		15,296
Total costs and expenses	365,240	19,105	3,726		388,071
Income (loss) from operations	6,080	(7,975)	(3,798)		(5,693)
Interest income and other, net	15,420	133	—		15,553
Interest expense	(3,218)	(38)	—		(3,256)
Income (loss) before income taxes	18,282	(7,880)	(3,798)		6,604
Income tax provision	(5,689)	—	2,475	(K)	(3,214)
Net income (loss)	12,593	(7,880)	(1,323)		3,390

Basic net income (loss) per common share	$0.18	$(0.72)			$0.05

Diluted net income (loss) per common share	$0.17	$(0.72)			$0.05

Shares used in computing basic net income (loss) per common share	68,242	10,927			68,242
Shares used in computing diluted net income (loss) per common share	83,064	10,927			68,825

AFFYMETRIX, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.   BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial data were prepared using the purchase method of accounting and was based on the historical financial statements of Affymetrix, Inc. (“Affymetrix”) and Panomics, Inc. (“Panomics”) after giving effect to Affymetrix’s acquisition of Panomics on December 5, 2008. The unaudited pro forma condensed combined balance sheet as of September 30, 2008 combines the historical Affymetrix and Panomics balance sheets as if the acquisition had closed on September 30, 2008. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the nine months ended September 30, 2008 combine the historical Affymetrix and Panomics statements of operations as if the acquisition had closed on January 1, 2007.

We account for business combinations pursuant to Financial Accounting Standards Board Statement No. 141, Business Combinations (“SFAS 141”). In accordance with SFAS 141, we allocate the purchase price of an acquired company to the net tangible assets and intangible assets, as well as to in-process research and development, acquired based upon their estimated fair values. We have made assumptions and estimates in determining the estimated purchase price and the allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible assets, intangible assets and in-process research and development acquired. In particular, the final valuations of identifiable intangible assets, property values and associated tax effects may change significantly from our estimates. These changes could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or be indicative of the results of the consolidated results of operations or financial position that would have been reported had the Panomics acquisition occurred as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of the unaudited pro forma financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments such as purchase accounting adjustments, which include, among others, fair value of inventory and fixed assets acquired and amortization charges from acquired intangible assets. The unaudited pro forma condensed combined financial statements do not reflect any cost savings and/or operating efficiencies that we may achieve with respect to the combined companies.

2.   PURCHASE PRICE ALLOCATION

On December 5, 2008, Affymetrix completed the acquisition of Panomics for cash consideration of approximately $72.7 million, including transaction costs of approximately $0.9 million. The acquisition was accounted for under the purchase method of accounting.

The purchase consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed from Panomics. An allocation of the purchase price was made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on management’s best estimates, assuming the acquisition of Panomics had closed on September 30, 2008, using the fair value estimates from December 5, 2008. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed was allocated to goodwill.

Preliminary Purchase Price Allocation

The allocation of the purchase price in the unaudited pro forma condensed combined balance sheet as of September 30, 2008 was prepared based on the results of a valuation of the assets acquired and liabilities assumed as of the December 5, 2008 closing date, as presented below (in thousands):

Tangible assets, net	$10,828
Liabilities assumed, net	(6,984)
In-process R&D expense	300
Purchased intangible assets	16,400
Goodwill	52,138
Total estimated purchase price	$72,682

Intangible Assets

In performing our preliminary purchase price allocation, we considered, among other factors, our intention for future use of acquired assets, analyses of historical financial performance and estimates of future performance of Panomics’ products. The fair values of intangible assets were calculated primarily using an income approach and estimates and assumptions provided by both Panomics and Affymetrix management. The rates utilized to discount net cash flows to their present values were based on a range of discount rates of 14% to 16% applied to the intangible assets to reflect the risk of the asset revenues derived from the respective intangible asset. The following table sets forth the preliminary components of intangible assets associated with the Panomics acquisition (in thousands, except useful life):

	Preliminary
	Fair Value	Useful Life
Customer contracts and related relationships	$6,300	6 years
Existing technology	6,100	4-7 years
Patents / core technology	2,400	4-6 years
Services and related relationships	1,300	5-7 years
Order backlog	300	4 months
	$16,400

Customer contracts and related support relationships represent the underlying relationships and agreements with Panomics’ customers. Existing technology is comprised of products that have reached technological feasibility and are a part of Panomics’ product lines. Patents/core technology represents a series of awarded patents, filed patent applications and core architectures that are used in Panomics’ products and forms a major part of the architecture of both current and planned future product releases. Services and related relationships relates to the cash flows generated from existing Panomics’ service agreements in place.

In-Process Research and Development

We expense in-process research and development (“IPR&D”) upon acquisition as it represents incomplete Panomics’ research and development projects. The acquired IPR&D is at a stage of development that requires further research and development to determine technical feasibility and commercial viability. Technological feasibility is established when an enterprise has completed all planning, designing, coding, and testing activities that are necessary to establish that a product can be produced to meet its design specifications including functions, features, and technical performance requirements. The value assigned to IPR&D of $0.3 million was determined by considering the importance of each project to our overall development plan, estimating costs to develop the purchased IPR&D into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present values based on the percentage of completion of the IPR&D projects. We recorded the IPR&D expense in the quarter ended December 31, 2008.

3.   PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in our unaudited pro forma condensed combined financial statements:

(A)                              To record cash paid for Panomics common stock.

(B)                                To accrue for estimated acquisition-related transaction costs.

(C)           To record the difference between the historical amounts of Panomics intangible assets, net and preliminary fair values of Panomics intangible assets acquired and associated amortization expense (in thousands):

	Historical	Fair
	Amounts	Values	Increase
Total acquired technology rights	$1,434	$16,400	$14,966

	Historical	Based on Fair Value
	Nine Months Ended	Nine Months Ended	Increase/
	September 30, 2008	September 30, 2008	(Decrease)
Panomics historical amortization of acquired intangible assets
Cost of product sales	—	939	939
Research and development	711	408	(303)
Selling, general and administrative	—	957	957
Total	711	2,304	1,593

	Historical	Based on Fair Value
	Year Ended	Year Ended	Increase/
	December 31, 2007	December 31, 2007	(Decrease)
Panomics historical amortization of acquired intangible assets
Cost of product sales	—	1,252	1,252
Research and development	1,038	543	(495)
Selling, general and administrative	—	1,576	1,576
Total	1,038	3,371	2,333

(D)                               To eliminate Panomics historical goodwill and record the preliminary estimate of goodwill for the acquisition of Panomics (in thousands):

	Historical	Estimate	Increase
Goodwill	398	52,138	51,740

(E)                                 To eliminate transactions between Affymetrix and Panomics for historical periods presented.

(F)                                 To record the following adjustments to stockholders’ equity (in thousands):

To record the fair value of in-process research and development	$(300)
To eliminate Panomics historical stockholders’ equity	(6,865)
$(7,165)

(G)           To record the difference between the historical amounts of Panomics’ property and equipment, net and estimated fair values of the property acquired.

(H)          To record the difference between the historical amounts of Panomics’ inventory and estimated fair values of the inventory acquired as well as to conform to Affymetrix’s reserve methodology.

(I)                                    To record the amortization of inventory step-up.

(J)                                   To eliminate the previously recorded investment in Panomics.

(K)          To record pro forma tax impact at the average estimated rates applicable to the jurisdictions in which the income (loss) was incurred.

4.   PRO FORMA EARNINGS PER SHARE

The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for additional stock awards issued as new hire awards to the Panomics employees who joined Affymetrix on an actual outstanding basis as if those awards had been issued at the acquisition date as of the beginning of each period presented without consideration for any subsequent award activity such as exercises and cancellations. We did not apply the treasury stock method for the Panomics stock awards as the impact was immaterial to our weighted average common shares outstanding.  Our acquisition of Panomics had no impact to our basic weighted average common shares outstanding calculations for the unaudited pro forma condensed combined statements of operations periods presented.

	Weighted Average Common Shares Outstanding
	Nine Months Ended	Year Ended
(in thousands)	September 30, 2008	December 31, 2007

Diluted weighted average common shares outstanding, as reported	68,650	83,064
Estimated dilutive impact of stock awards issued as new hire grants for Panomics	130	130
Less: Antidilutive impact of convertible notes	—	(14,369)
Diluted weighted average common shares outstanding, pro forma	68,780	68,825